SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: November 10, 2010

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 704-868-5200

Item 7.01.                                 Regulation FD Disclosure

On November 10, 2010, Citizens South Banking Corporation intends to present to interested investors and analysts written investor presentation material, which includes, among other things, a review of financial results and trends through the period ended September 30, 2010.

The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference the Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Item 9.01.                                 Exhibits

99 Additional Exhibits:

(a)
Text of written presentation that Citizens South Banking Corporation intends to make available to interested investors and analysts on November 10, 2010, at the Sandler O’Neill Partners, L.P. East Coast Financial Services Conference in Aventura, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: November 10, 2010	By:	/s/ Kim S. Price
Kim S. Price
President and Chief Executive Officer

	By:	/s/ Gary F. Hoskins
Gary F. Hoskins
Chief Financial Officer